EXHIBIT 99.1

TCG BDC, Inc. Announces Appointment of William H. Wright II to the Board of Directors

February 19, 2021

New York, February 19, 2021 - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced that the Board of Directors appointed William H. Wright II as a Director of the Company. Mr. Wright will serve on the Board’s Audit Committee, Governance and Nominating Committee and Compensation Committee. Mr. Wright’s appointment expands the Board of Directors from five to six members, four of whom are independent directors.

“William’s deep industry experience is a valuable addition to our Board of Directors,” said Linda Pace, Chief Executive Officer. “We are pleased to welcome him and look forward to the benefit of his counsel and expertise.”

Mr. Wright was a Managing Director of Morgan Stanley until his retirement in 2010, having joined the firm in 1982.  During his career in investment banking at Morgan Stanley, Mr. Wright headed the corporate finance execution group where he was responsible for leading and coordinating teams in the execution of complex equity offerings for multinational corporations.  Following his career in investment banking, Mr. Wright served as an independent board member of two SEC registered closed-end funds until 2016, and of a business development company from 2018 to 2020. He also served on the faculties of the Ray Garrett Jr. Corporate and Securities Law Institute at Northwestern Pritzker School of Law and the Practising Law Institute.  Mr. Wright is currently on the board of directors of TCG BDC II, Inc. as well as two SEC registered closed-end funds, and he is also a member of the board of directors of the New York City Ballet.  In addition to serving on other boards, he is interested in innovative philanthropic initiatives.
About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since it commenced investment operations in May 2013 through September 30, 2020, TCG BDC has invested approximately $6.0 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
L. Allison Rudary	Brittany Berliner
+1-212-813-4756 allison.rudary@carlyle.com	+1-212-813-4839 Brittany.berliner@carlyle.com